UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 12, 2006
CRAFTMADE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26667 (Commission File No.)	75-2057054 (IRS Employer Identification No.)
650 South Royal Lane, Suite 100
Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 393-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Changes in Compensation for Executive Officers: Effective October 1, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Craftmade International, Inc. (the “Company”) approved an increase of the base salaries of three of the named executive officers and approved a cash bonus for two of the named executive officers. The new salaries and the bonuses for the officers are set forth below:

Name of Executive Officer	New Salary	Bonus
Brad Dale Heimann, President and COO	$225,000	$25,000
J. Marcus Scrudder, Chief Financial Officer	$200,000	$25,000
Michael Patton, Chief Accounting Officer	$135,000
Changes in compensation for non-employee directors: Effective October 1, 2006, the Compensation Committee of the Company approved a change in certain compensation for non-regularly scheduled telephonic meetings of the Board of Directors and board committees. Each non-employee director shall receive compensation in the amount of $500.00 per such meeting held via telephonic means.
Changes in committee chairperson compensation: Effective October 1, 2006, the Compensation Committee approved an increase in the compensation for chairpersons of the following committees of the Board of Directors of the Company as follows:.

Name of Committee	Compensation of Chairperson per Meeting
Audit Committee	$4,500
Compensation Committee	$3,000
Nominating and Corporate Governance	$3,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.
Date: September 18, 2006	By:	/s/ J. Marcus Scrudder
J. Marcus Scrudder
Chief Financial Officer